News Release

Trustmark Corporation Announces Second Quarter 2012 Financial Results
and Declares $0.23 Quarterly Cash Dividend

Jackson, Miss. – July 24, 2012 – Trustmark Corporation (NASDAQ:TRMK) announced net income available to common shareholders of $29.3 million in the second quarter of 2012, which represented diluted earnings per common share of $0.45.  Trustmark’s performance during the quarter produced a return on average tangible common equity of 12.74% and a return on average assets of 1.20%.  During the first six months of 2012, Trustmark’s net income available to common shareholders totaled $59.7 million, which represented diluted earnings per common share of $0.92.  Trustmark’s performance during the first half of 2012 resulted in a return on average tangible common equity of 13.07% and a return on average assets of 1.23%.  Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per common share payable September 15, 2012, to shareholders of record on September 1, 2012.

Gerard R. Host, President and CEO, stated, “Trustmark continued to achieve solid financial performance in the second quarter.  Total revenue for the quarter exceeded $130 million due in part to solid performance in our banking, mortgage banking, wealth management and insurance businesses.  Credit quality continued to improve as evidenced by significantly lower nonaccrual loans and provisioning levels.  In May, we announced plans to acquire BancTrust Financial Group, a $2.0 billion financial institution based in Mobile, Alabama.  This transaction, which is expected to close during the fourth quarter of 2012, is subject to approval by regulatory authorities and BancTrust’s shareholders.  Thanks to our dedicated associates, solid profitability and strong capital base, Trustmark remains well-positioned to continue meeting the needs of our customers and creating value for our shareholders.”

Credit Quality
•	Classified and criticized loans declined $20.7 million and $35.2 million, respectively, relative to the prior quarter
•	Allowance for loan losses represented 186.5% of nonperforming loans, excluding impaired loans

Trustmark continued to experience significant improvements in credit quality.  Nonperforming loans totaled $99.7 million at June 30, 2012, a decline of 5.8% from the prior quarter and 17.6% from the prior year.  Foreclosed other real estate experienced similar improvement, declining 2.7% from the prior quarter and 18.1% from levels one year earlier to total $73.7 million.  Collectively, nonperforming assets totaled $173.4 million at June 30, 2012, the lowest level since year end 2008.  All of the above metrics exclude acquired loans and other real estate covered by FDIC loss-share agreements.

Net charge-offs during the second quarter of 2012 totaled $6.7 million.  The second quarter provision for loan losses totaled $650 thousand for non-acquired loans as sufficient reserves were previously established for both impaired and other substandard credits, net loan risk rate upgrades and balance reductions on criticized credits.  During the second quarter, Trustmark experienced a $20.7 million, or 6.7%, decline in classified loans and a $35.2 million, or 8.8%, decline in criticized loans relative to the prior quarter. Relative to figures one year earlier, classified loan balances decreased $68.0 million, or 19.0%, while criticized loan balances decreased $80.0 million, or 18.0%.

Allocation of Trustmark’s $84.8 million allowance for loan losses represented 1.81% of commercial loans and 0.81% of consumer and home mortgage loans, resulting in an allowance to total loans of 1.50% at June 30, 2012, which represents a level management considers to be commensurate with the inherent risk in the loan portfolio.  The allowance for loan losses represented 186.5% of nonperforming loans, excluding impaired loans.  All of the above metrics exclude acquired loans.

Capital Strength
•	Tangible common equity to tangible assets expanded to 9.90%
•	Total risk-based capital ratio increased to 17.12%

Trustmark’s solid capital position reflects the consistent profitability of its diversified financial services businesses as well as prudent balance sheet management.  At June 30, 2012, tangible common equity totaled $948.0 million and represented 9.90% of tangible assets while the total risk-based capital ratio was 17.12%.  Trustmark’s strong capital base provides the opportunity to support organic loan growth in an improving economy and enhance long-term shareholder value.

Balance Sheet Management
•	Average earning assets totaled $8.7 billion
•	Net interest income (FTE) totaled $89.9 million

Loans held for investment and acquired loans totaled $5.8 billion at June 30, 2012, a decrease of $139.3 million from the prior quarter due principally to a $105.0 million decline in single family mortgage loans.  During the quarter, many customers took advantage of the opportunity to refinance existing mortgages at more attractive rates.  In fact, Trustmark’s mortgage production totaled $465.1 million in the second quarter, an increase of 12.1% from the prior quarter and 84.9% from levels one year earlier.  Trustmark elected to sell the vast majority of these lower rate, longer term home mortgages in the secondary market rather than replacing the runoff in its single family loan portfolio.  Trustmark’s decision to discontinue indirect auto financing continued to be reflected in loan totals as this portfolio declined $16.2 million in the second quarter.  In addition, current economic conditions continued to constrain the demand for credit as reflected by a $32.6 million decline in nonfarm, nonresidential loans.

During the second quarter of 2012, average earning assets remained stable at $8.7 billion while average deposits increased $223.8 million, or 2.9%, relative to the prior quarter to total $8.0 billion.  Average noninterest-bearing deposits increased 6.9% to represent 25.0% of average deposits in the second quarter of 2012.

Prudent asset and liability management, including disciplined loan and deposit pricing, continued to produce solid net interest income and a strong net interest margin.  Net interest income (FTE) totaled $89.9 million during the second quarter, resulting in a net interest margin of 4.15%, four basis points lower than the prior quarter.  The decrease is due to the downward repricing of fixed rate loans and securities, partially offset by improvements in the accreted yield on acquired covered loans and modest declines in the cost of interest-bearing deposits.

Noninterest Income
•	Noninterest income totaled $43.8 million, representing 33.6% of total revenue
•	Mortgage, Insurance and Wealth Management income expand

Trustmark continued to achieve solid financial results from its diverse financial services businesses. Mortgage banking income during the second quarter totaled $11.2 million, an increase of $3.9 million from the prior quarter.  Performance in mortgage banking continued to reflect stable mortgage servicing income, solid secondary marketing gains, and successful hedging programs.  During the quarter, mortgage banking results included mark-to-market adjustments on mortgage loans held for sale of $3.1 million due largely to increased refinancing activity resulting from lower mortgage rates.

Insurance revenue during the second quarter totaled $7.2 million, an increase of 8.7% from the prior quarter due to increased commercial insurance business as well as a firming of insurance rates.  Insurance revenue increased 4.6% from levels one year earlier.  Wealth management income increased 4.7% relative to the prior quarter to total $5.8 million due to growth in trust fees and brokerage service revenues.  During the second quarter, Trustmark announced the pending sale of its proprietary mutual fund business.  While not a material transaction financially, this transaction will allow Trustmark to fully embrace open architecture in its wealth management business and focus additional resources on managing client relationships.

Service charges on deposit accounts totaled $12.6 million in the second quarter, reflecting a 3.3% seasonal increase from the prior quarter and a 1.8% decrease from levels one year earlier.  Bank card and other fee income increased 11.1% from the prior quarter and 19.3% from the prior year to $8.2 million due in part to increased debit card usage and other banking fees.

Other noninterest income declined $4.9 million relative to the prior quarter, principally due to acquisition related activities.  During the second quarter, the fair values associated with the Bay Bank acquisition were finalized and resulted in a bargain purchase gain of $881 thousand in addition to the $2.8 million recorded in the first quarter of 2012.  In addition, the FDIC indemnification asset on acquired covered loans from the Heritage transaction was reduced by $2.3 million during the second quarter as a result of the re-estimation of cash flows and loan payoffs.

Noninterest Expense
•	ORE/Foreclosure expense declined to lowest level in 12 quarters
•	Noninterest expense remained well-controlled

Noninterest expense in the second quarter increased $2.2 million, or 2.5%, relative to the prior quarter to total $88.0 million.  Excluding acquisition expenses related to the Bay Bank merger recorded in the first quarter of $2.6 million ($1.9 million in contract termination and other expenses included in other expense and $672 thousand of change in control and severance expense included in salaries and benefits), noninterest expense increased $4.8 million in the second quarter.  Salaries and benefits expense increased $1.2 million, or 2.6%, in the second quarter relative to recurring expenses in the prior quarter.  Approximately $730 thousand of this increase is attributable to the first full quarter of the Bay Bank acquisition.

ORE/Foreclosure expense totaled $2.4 million, a decline of 38.8% relative to the prior quarter and 49.2% when compared to figures one year earlier.   Services and fees totaled $11.8 million in the second quarter, an increase of $1.0 million relative to the prior quarter.  This increase includes costs associated with the installation of new computer software systems and expenses related to the realignment of certain business units.

Other expense totaled $14.9 million in the second quarter, an increase of $3.7 million when compared to recurring expenses in the prior quarter.  During the second quarter of 2012, Trustmark updated its quarterly analysis of mortgage loan repurchase exposure.  This analysis, along with recent trends of increased mortgage loan repurchase activity in the mortgage industry, resulted in Trustmark providing an additional reserve of approximately $4.0 million in the second quarter.  At June 30, 2012, the reserve for mortgage loan repurchases totaled $9.2 million.  Notwithstanding significant changes in future behaviors and the demand patterns of investors, Trustmark believes that it is appropriately reserved for potential mortgage loan repurchase requests.

ADDITIONAL INFORMATION
As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, July 25, 2012, at 10:00 a.m. Central Time to discuss the Corporation’s financial results. Interested parties may listen to the conference call by dialing (877)317-6789, passcode 10008303, or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com. A replay of the conference call will also be available through Thursday, August 9, 2012, in archived format at the same web address or by calling (877)344-7529, passcode 10008303.

Trustmark is a financial services company providing banking and financial solutions through approximately 170 offices in Florida, Mississippi, Tennessee and Texas.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission in this report could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including the extent and duration of the current volatility in the credit and financial markets, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions and monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets, the enactment of legislation and changes in existing regulations, or enforcement practices, or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, changes in our compensation and benefit plans, greater than expected costs or difficulties related to the integration of new products and lines of business, natural disasters, environmental disasters, acts of war or terrorism, the expected timing and likelihood of completion of the proposed merger with BancTrust Financial Group, Inc., (BancTrust), including the timing, receipt and terms and conditions of required  regulatory approvals of the proposed merger that could reduce anticipated benefits or cause the parties to abandon the merger, the diversion of management’s time and attention from Trustmark’s ongoing business during this time period, the ability to maintain relationships with customers, employees or suppliers as well as the ability to successfully integrate the businesses and realize cost savings and any other synergies and the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; the risk that the proposed merger with BancTrust is terminated prior to completion and results in significant transaction costs to Trustmark, and other risks described in our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:
Louis E. Greer
Treasurer and
Principal Financial Officer
601-208-2310

F. Joseph Rein, Jr.
Senior Vice President
601-208-6898

Trustmark Media Contact:
Melanie A. Morgan
Senior Vice President
601-208-2979

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION June 30, 2012 ($ in thousands) (unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	6/30/2012	3/31/2012	6/30/2011	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$2,341,475	$2,327,572	$2,142,978	$13,903	0.6%	$198,497	9.3%
Securities AFS-nontaxable	167,287	160,870	151,471	6,417	4.0%	15,816	10.4%
Securities HTM-taxable	30,136	33,270	73,739	(3,134)	-9.4%	(43,603)	-59.1%
Securities HTM-nontaxable	19,378	21,598	25,797	(2,220)	-10.3%	(6,419)	-24.9%
Total securities	2,558,276	2,543,310	2,393,985	14,966	0.6%	164,291	6.9%
Loans (including loans held for sale)	5,938,168	6,014,133	6,044,232	(75,965)	-1.3%	(106,064)	-1.8%
Acquired loans:
Noncovered loans	97,341	19,931	-	77,410	n/m	97,341	n/m
Covered loans	70,217	75,612	77,858	(5,395)	-7.1%	(7,641)	-9.8%
Fed funds sold and rev repos	5,309	9,568	6,807	(4,259)	-44.5%	(1,498)	-22.0%
Other earning assets	29,654	34,102	32,028	(4,448)	-13.0%	(2,374)	-7.4%
Total earning assets	8,698,965	8,696,656	8,554,910	2,309	0.0%	144,055	1.7%
Allowance for loan losses	(92,223)	(92,062)	(94,771)	(161)	0.2%	2,548	-2.7%
Cash and due from banks	272,283	232,139	216,483	40,144	17.3%	55,800	25.8%
Other assets	947,914	918,273	937,503	29,641	3.2%	10,411	1.1%
Total assets	$9,826,939	$9,755,006	$9,614,125	$71,933	0.7%	$212,814	2.2%

Interest-bearing demand deposits	$1,545,203	$1,545,045	$1,579,894	$158	0.0%	$(34,691)	-2.2%
Savings deposits	2,467,546	2,339,166	2,277,220	128,380	5.5%	190,326	8.4%
Time deposits less than $100,000	1,169,532	1,190,888	1,255,496	(21,356)	-1.8%	(85,964)	-6.8%
Time deposits of $100,000 or more	813,530	825,214	904,106	(11,684)	-1.4%	(90,576)	-10.0%
Total interest-bearing deposits	5,995,811	5,900,313	6,016,716	95,498	1.6%	(20,905)	-0.3%
Fed funds purchased and repos	280,726	437,270	396,618	(156,544)	-35.8%	(115,892)	-29.2%
Short-term borrowings	80,275	84,797	92,077	(4,522)	-5.3%	(11,802)	-12.8%
Long-term FHLB advances	-	-	2,333	-	n/m	(2,333)	-100.0%
Subordinated notes	49,850	49,842	49,817	8	0.0%	33	0.1%
Junior subordinated debt securities	61,856	61,856	61,856	-	0.0%	-	0.0%
Total interest-bearing liabilities	6,468,518	6,534,078	6,619,417	(65,560)	-1.0%	(150,899)	-2.3%
Noninterest-bearing deposits	1,998,077	1,869,758	1,714,778	128,319	6.9%	283,299	16.5%
Other liabilities	104,628	122,668	98,154	(18,040)	-14.7%	6,474	6.6%
Total liabilities	8,571,223	8,526,504	8,432,349	44,719	0.5%	138,874	1.6%
Shareholders' equity	1,255,716	1,228,502	1,181,776	27,214	2.2%	73,940	6.3%
Total liabilities and equity	$9,826,939	$9,755,006	$9,614,125	$71,933	0.7%	$212,814	2.2%

				Linked Quarter		Year over Year
PERIOD END BALANCES	6/30/2012	3/31/2012	6/30/2011	$ Change	% Change	$ Change	% Change
Cash and due from banks	$284,735	$213,500	$221,853	$71,235	33.4%	$62,882	28.3%
Fed funds sold and rev repos	6,725	6,301	4,576	424	6.7%	2,149	47.0%
Securities available for sale	2,592,807	2,595,664	2,399,042	(2,857)	-0.1%	193,765	8.1%
Securities held to maturity	47,867	52,010	87,923	(4,143)	-8.0%	(40,056)	-45.6%
Loans held for sale (LHFS)	286,221	227,449	123,244	58,772	25.8%	162,977	n/m
Loans held for investment (LHFI)	5,650,548	5,774,753	5,906,316	(124,205)	-2.2%	(255,768)	-4.3%
Allowance for loan losses	(84,809)	(90,879)	(86,846)	6,070	-6.7%	2,037	-2.3%
Net LHFI	5,565,739	5,683,874	5,819,470	(118,135)	-2.1%	(253,731)	-4.4%
Acquired loans:
Noncovered loans	94,013	100,669	-	(6,656)	-6.6%	94,013	n/m
Covered loans	66,015	74,419	88,558	(8,404)	-11.3%	(22,543)	-25.5%
Allowance for loan losses, acquired loans	(1,526)	(773)	-	(753)	97.4%	(1,526)	n/m
Net acquired loans	158,502	174,315	88,558	(15,813)	-9.1%	69,944	79.0%
Net LHFI and acquired loans	5,724,241	5,858,189	5,908,028	(133,948)	-2.3%	(183,787)	-3.1%
Premises and equipment, net	156,089	156,158	140,640	(69)	0.0%	15,449	11.0%
Mortgage servicing rights	43,580	45,893	50,111	(2,313)	-5.0%	(6,531)	-13.0%
Goodwill	291,104	291,104	291,104	-	0.0%	-	0.0%
Identifiable intangible assets	19,356	18,821	15,651	535	2.8%	3,705	23.7%
Other real estate, excluding covered other real estate	73,673	75,742	89,999	(2,069)	-2.7%	(16,326)	-18.1%
Covered other real estate	6,482	5,824	7,485	658	11.3%	(1,003)	-13.4%
FDIC indemnification asset	25,309	28,260	33,327	(2,951)	-10.4%	(8,018)	-24.1%
Other assets	332,657	356,678	325,468	(24,021)	-6.7%	7,189	2.2%
Total assets	$9,890,846	$9,931,593	$9,698,451	$(40,747)	-0.4%	$192,395	2.0%

Deposits:
Noninterest-bearing	$2,063,261	$2,024,290	$1,806,908	$38,971	1.9%	$256,353	14.2%
Interest-bearing	5,932,596	6,066,456	5,825,426	(133,860)	-2.2%	107,170	1.8%
Total deposits	7,995,857	8,090,746	7,632,334	(94,889)	-1.2%	363,523	4.8%
Fed funds purchased and repos	297,669	254,878	539,693	42,791	16.8%	(242,024)	-44.8%
Short-term borrowings	78,594	82,023	90,156	(3,429)	-4.2%	(11,562)	-12.8%
Long-term FHLB advances	-	-	2,794	-	n/m	(2,794)	-100.0%
Subordinated notes	49,855	49,847	49,823	8	0.0%	32	0.1%
Junior subordinated debt securities	61,856	61,856	61,856	-	0.0%	-	0.0%
Other liabilities	148,520	150,723	129,025	(2,203)	-1.5%	19,495	15.1%
Total liabilities	8,632,351	8,690,073	8,505,681	(57,722)	-0.7%	126,670	1.5%
Common stock	13,496	13,494	13,359	2	0.0%	137	1.0%
Capital surplus	283,023	282,388	263,940	635	0.2%	19,083	7.2%
Retained earnings	958,322	944,101	911,797	14,221	1.5%	46,525	5.1%
Accum other comprehensive
income, net of tax	3,654	1,537	3,674	2,117	n/m	(20)	-0.5%
Total shareholders' equity	1,258,495	1,241,520	1,192,770	16,975	1.4%	65,725	5.5%
Total liabilities and equity	$9,890,846	$9,931,593	$9,698,451	$(40,747)	-0.4%	$192,395	2.0%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION June 30, 2012 ($ in thousands except per share data) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	6/30/2012	3/31/2012	6/30/2011	$ Change	% Change	$ Change	% Change
Interest and fees on loans-FTE	$78,046	$78,718	$80,202	$(672)	-0.9%	$(2,156)	-2.7%
Interest on securities-taxable	17,352	18,384	20,374	(1,032)	-5.6%	(3,022)	-14.8%
Interest on securities-tax exempt-FTE	2,086	2,102	2,115	(16)	-0.8%	(29)	-1.4%
Interest on fed funds sold and rev repos	5	6	7	(1)	-16.7%	(2)	-28.6%
Other interest income	336	330	333	6	1.8%	3	0.9%
Total interest income-FTE	97,825	99,540	103,031	(1,715)	-1.7%	(5,206)	-5.1%
Interest on deposits	6,465	7,353	9,936	(888)	-12.1%	(3,471)	-34.9%
Interest on fed funds pch and repos	142	171	216	(29)	-17.0%	(74)	-34.3%
Other interest expense	1,359	1,414	1,420	(55)	-3.9%	(61)	-4.3%
Total interest expense	7,966	8,938	11,572	(972)	-10.9%	(3,606)	-31.2%
Net interest income-FTE	89,859	90,602	91,459	(743)	-0.8%	(1,600)	-1.7%
Provision for loan losses, excluding acquired loans	650	3,293	8,116	(2,643)	-80.3%	(7,466)	-92.0%
Provision for acquired loan losses	1,672	(194)	-	1,866	n/m	1,672	n/m
Net interest income after provision-FTE	87,537	87,503	83,343	34	0.0%	4,194	5.0%
Service charges on deposit accounts	12,614	12,211	12,851	403	3.3%	(237)	-1.8%
Insurance commissions	7,179	6,606	6,862	573	8.7%	317	4.6%
Wealth management	5,762	5,501	5,760	261	4.7%	2	0.0%
Bank card and other fees	8,179	7,364	6,854	815	11.1%	1,325	19.3%
Mortgage banking, net	11,184	7,295	6,269	3,889	53.3%	4,915	78.4%
Other, net	(1,150)	3,758	7,785	(4,908)	n/m	(8,935)	n/m
Nonint inc-excl sec gains, net	43,768	42,735	46,381	1,033	2.4%	(2,613)	-5.6%
Security (losses) gains, net	(8)	1,050	51	(1,058)	n/m	(59)	n/m
Total noninterest income	43,760	43,785	46,432	(25)	-0.1%	(2,672)	-5.8%
Salaries and employee benefits	46,959	46,432	44,203	527	1.1%	2,756	6.2%
Services and fees	11,750	10,747	10,780	1,003	9.3%	970	9.0%
Net occupancy-premises	4,954	4,938	5,050	16	0.3%	(96)	-1.9%
Equipment expense	5,183	4,912	4,856	271	5.5%	327	6.7%
FDIC assessment expense	1,826	1,775	1,938	51	2.9%	(112)	-5.8%
ORE/Foreclosure expense	2,388	3,902	4,704	(1,514)	-38.8%	(2,316)	-49.2%
Other expense	14,899	13,068	9,817	1,831	14.0%	5,082	51.8%
Total noninterest expense	87,959	85,774	81,348	2,185	2.5%	6,611	8.1%
Income before income taxes and tax eq adj	43,338	45,514	48,427	(2,176)	-4.8%	(5,089)	-10.5%
Tax equivalent adjustment	3,411	3,658	3,629	(247)	-6.8%	(218)	-6.0%
Income before income taxes	39,927	41,856	44,798	(1,929)	-4.6%	(4,871)	-10.9%
Income taxes	10,578	11,536	13,196	(958)	-8.3%	(2,618)	-19.8%
Net income available to common shareholders	$29,349	$30,320	$31,602	$(971)	-3.2%	$(2,253)	-7.1%

Per common share data
Earnings per share - basic	$0.45	$0.47	$0.49	$(0.02)	-4.3%	$(0.04)	-8.2%

Earnings per share - diluted	$0.45	$0.47	$0.49	$(0.02)	-4.3%	$(0.04)	-8.2%

Dividends per share	$0.23	$0.23	$0.23	$-	0.0%	$-	0.0%

Weighted average common shares outstanding
Basic	64,771,530	64,297,038	64,072,047

Diluted	64,938,697	64,477,277	64,281,348

Period end common shares outstanding	64,775,694	64,765,581	64,119,235

OTHER FINANCIAL DATA
Return on common equity	9.40%	9.93%	10.73%
Return on average tangible common equity	12.74%	13.41%	14.71%
Return on equity	9.40%	9.93%	10.73%
Return on assets	1.20%	1.25%	1.32%
Interest margin - Yield - FTE	4.52%	4.60%	4.83%
Interest margin - Cost	0.37%	0.41%	0.54%
Net interest margin - FTE	4.15%	4.19%	4.29%
Efficiency ratio (1)	66.26%	63.70%	62.39%
Full-time equivalent employees	2,598	2,611	2,575

COMMON STOCK PERFORMANCE
Market value-Close	$24.48	$24.98	$23.41
Common book value	$19.43	$19.17	$18.60
Tangible common book value	$14.64	$14.38	$13.82

(1) - Excludes nonrecurring income and expense items such as securities gains or losses, bargain purchase gains and one-time acquisition related transaction expenses.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION June 30, 2012 ($ in thousands) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	6/30/2012	3/31/2012	6/30/2011	$ Change	% Change	$ Change	% Change
Nonaccrual loans
Florida	$22,260	$22,174	$30,752	$86	0.4%	$(8,492)	-27.6%
Mississippi (2)	47,322	48,648	47,802	(1,326)	-2.7%	(480)	-1.0%
Tennessee (3)	11,171	13,972	17,564	(2,801)	-20.0%	(6,393)	-36.4%
Texas	18,927	20,979	24,900	(2,052)	-9.8%	(5,973)	-24.0%
Total nonaccrual loans	99,680	105,773	121,018	(6,093)	-5.8%	(21,338)	-17.6%
Other real estate
Florida	23,324	26,226	33,823	(2,902)	-11.1%	(10,499)	-31.0%
Mississippi (2)	19,511	19,240	22,921	271	1.4%	(3,410)	-14.9%
Tennessee (3)	18,850	17,665	15,760	1,185	6.7%	3,090	19.6%
Texas	11,988	12,611	17,495	(623)	-4.9%	(5,507)	-31.5%
Total other real estate	73,673	75,742	89,999	(2,069)	-2.7%	(16,326)	-18.1%
Total nonperforming assets	$173,353	$181,515	$211,017	$(8,162)	-4.5%	$(37,664)	-17.8%

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$1,843	$1,553	$6,993	$290	18.7%	$(5,150)	-73.6%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$35,270	$39,496	$24,708	$(4,226)	-10.7%	$10,562	42.7%

	Quarter Ended			Linked Quarter		Year over Year
ALLOWANCE FOR LOAN LOSSES (4)	6/30/2012	3/31/2012	6/30/2011	$ Change	% Change	$ Change	% Change
Beginning Balance	$90,879	$89,518	$93,398	$1,361	1.5%	$(2,519)	-2.7%
Provision for loan losses	650	3,293	8,116	(2,643)	-80.3%	(7,466)	-92.0%
Charge-offs	(9,264)	(5,376)	(17,505)	(3,888)	72.3%	8,241	-47.1%
Recoveries	2,544	3,444	2,837	(900)	-26.1%	(293)	-10.3%
Net charge-offs	(6,720)	(1,932)	(14,668)	(4,788)	n/m	7,948	-54.2%
Ending Balance	$84,809	$90,879	$86,846	$(6,070)	-6.7%	$(2,037)	-2.3%

PROVISION FOR LOAN LOSSES (4)
Florida	$(770)	$739	$5,633	$(1,509)	n/m	$(6,403)	n/m
Mississippi (2)	1,141	4,152	1,331	(3,011)	-72.5%	(190)	-14.3%
Tennessee (3)	839	(29)	157	868	n/m	682	n/m
Texas	(560)	(1,569)	995	1,009	-64.3%	(1,555)	n/m
Total provision for loan losses	$650	$3,293	$8,116	$(2,643)	-80.3%	$(7,466)	-92.0%

NET CHARGE-OFFS (4)
Florida	$4,491	$1,495	$7,880	$2,996	n/m	$(3,389)	-43.0%
Mississippi (2)	1,751	251	3,401	1,500	n/m	(1,650)	-48.5%
Tennessee (3)	536	223	324	313	n/m	212	65.4%
Texas	(58)	(37)	3,063	(21)	56.8%	(3,121)	n/m
Total net charge-offs	$6,720	$1,932	$14,668	$4,788	n/m	$(7,948)	-54.2%

CREDIT QUALITY RATIOS (1)
Net charge offs/average loans	0.46%	0.13%	0.97%
Provision for loan losses/average loans	0.04%	0.22%	0.54%
Nonperforming loans/total loans (incl LHFS)	1.68%	1.76%	2.01%
Nonperforming assets/total loans (incl LHFS)	2.92%	3.02%	3.50%
Nonperforming assets/total loans (incl LHFS) +ORE	2.88%	2.99%	3.45%
ALL/total loans (excl LHFS)	1.50%	1.57%	1.47%
ALL-commercial/total commercial loans	1.81%	1.97%	1.84%
ALL-consumer/total consumer and home mortgage loans	0.81%	0.75%	0.76%
ALL/nonperforming loans	85.08%	85.92%	71.76%
ALL/nonperforming loans -
(excl impaired loans)	186.45%	181.11%	181.95%

CAPITAL RATIOS
Total equity/total assets	12.72%	12.50%	12.30%
Common equity/total assets	12.72%	12.50%	12.30%
Tangible common equity/tangible assets	9.90%	9.68%	9.43%
Tangible common equity/risk-weighted assets	14.30%	13.89%	13.51%
Tier 1 leverage ratio	10.63%	10.55%	10.18%
Tier 1 common risk-based capital ratio	14.36%	13.98%	13.55%
Tier 1 risk-based capital ratio	15.26%	14.87%	14.46%
Total risk-based capital ratio	17.12%	16.72%	16.47%

(1) - Excludes Acquired Loans and Covered Other Real Estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes Acquired Loans

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION June 30, 2012 ($ in thousands) (unaudited)

	Quarter Ended					Six Months Ended
AVERAGE BALANCES	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011	6/30/2012	6/30/2011
Securities AFS-taxable	$2,341,475	$2,327,572	$2,241,361	$2,150,117	$2,142,978	$2,334,524	$2,096,995
Securities AFS-nontaxable	167,287	160,870	164,057	170,714	151,471	164,079	148,214
Securities HTM-taxable	30,136	33,270	41,106	52,868	73,739	31,703	85,658
Securities HTM-nontaxable	19,378	21,598	22,664	24,062	25,797	20,488	26,444
Total securities	2,558,276	2,543,310	2,469,188	2,397,761	2,393,985	2,550,794	2,357,311
Loans (including loans held for sale)	5,938,168	6,014,133	5,999,221	5,985,730	6,044,232	5,976,151	6,075,455
Acquired loans:
Noncovered loans	97,341	19,931	-	-	-	58,636	-
Covered loans	70,217	75,612	77,934	83,811	77,858	72,915	39,144
Fed funds sold and rev repos	5,309	9,568	10,516	5,801	6,807	7,439	7,579
Other earning assets	29,654	34,102	34,859	32,327	32,028	31,878	39,896
Total earning assets	8,698,965	8,696,656	8,591,718	8,505,430	8,554,910	8,697,813	8,519,385
Allowance for loan losses	(92,223)	(92,062)	(90,857)	(88,888)	(94,771)	(92,143)	(95,415)
Cash and due from banks	272,283	232,139	221,278	216,134	216,483	252,211	219,415
Other assets	947,914	918,273	914,468	939,780	937,503	933,092	918,620
Total assets	$9,826,939	$9,755,006	$9,636,607	$9,572,456	$9,614,125	$9,790,973	$9,562,005

Interest-bearing demand deposits	$1,545,203	$1,545,045	$1,511,422	$1,558,318	$1,579,894	$1,545,124	$1,522,958
Savings deposits	2,467,546	2,339,166	2,067,431	2,133,437	2,277,220	2,403,356	2,162,186
Time deposits less than $100,000	1,169,532	1,190,888	1,212,190	1,232,374	1,255,496	1,180,210	1,232,982
Time deposits of $100,000 or more	813,530	825,214	844,565	877,951	904,106	819,372	890,615
Total interest-bearing deposits	5,995,811	5,900,313	5,635,608	5,802,080	6,016,716	5,948,062	5,808,741
Fed funds purchased and repos	280,726	437,270	526,740	462,294	396,618	358,998	521,555
Short-term borrowings	80,275	84,797	141,600	85,678	92,077	82,536	172,815
Long-term FHLB advances	-	-	197	2,413	2,333	-	1,173
Subordinated notes	49,850	49,842	49,833	49,825	49,817	49,846	49,813
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	6,468,518	6,534,078	6,415,834	6,464,146	6,619,417	6,501,298	6,615,953
Noninterest-bearing deposits	1,998,077	1,869,758	1,897,398	1,811,472	1,714,778	1,933,918	1,667,926
Other liabilities	104,628	122,668	100,274	85,404	98,154	113,648	107,229
Total liabilities	8,571,223	8,526,504	8,413,506	8,361,022	8,432,349	8,548,864	8,391,108
Shareholders' equity	1,255,716	1,228,502	1,223,101	1,211,434	1,181,776	1,242,109	1,170,897
Total liabilities and equity	$9,826,939	$9,755,006	$9,636,607	$9,572,456	$9,614,125	$9,790,973	$9,562,005

PERIOD END BALANCES	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011
Cash and due from banks	$284,735	$213,500	$202,625	$245,132	$221,853
Fed funds sold and rev repos	6,725	6,301	9,258	8,810	4,576
Securities available for sale	2,592,807	2,595,664	2,468,993	2,476,905	2,399,042
Securities held to maturity	47,867	52,010	57,705	71,046	87,923
Loans held for sale (LHFS)	286,221	227,449	216,553	210,269	123,244
Loans held for investment (LHFI)	5,650,548	5,774,753	5,857,484	5,783,712	5,906,316
Allowance for loan losses	(84,809)	(90,879)	(89,518)	(89,463)	(86,846)
Net LHFI	5,565,739	5,683,874	5,767,966	5,694,249	5,819,470
Acquired loans:
Noncovered loans	94,013	100,669	-	-	-
Covered loans	66,015	74,419	76,804	79,064	88,558
Allowance for loan losses, acquired loans	(1,526)	(773)	(502)	-	-
Net acquired loans	158,502	174,315	76,302	79,064	88,558
Net LHFI and acquired loans	5,724,241	5,858,189	5,844,268	5,773,313	5,908,028
Premises and equipment, net	156,089	156,158	142,582	141,639	140,640
Mortgage servicing rights	43,580	45,893	43,274	43,659	50,111
Goodwill	291,104	291,104	291,104	291,104	291,104
Identifiable intangible assets	19,356	18,821	14,076	14,861	15,651
Other real estate, excluding covered other real estate	73,673	75,742	79,053	89,597	89,999
Covered other real estate	6,482	5,824	6,331	7,197	7,485
FDIC indemnification asset	25,309	28,260	28,348	33,436	33,327
Other assets	332,657	356,678	322,837	298,953	325,468
Total assets	$9,890,846	$9,931,593	$9,727,007	$9,705,921	$9,698,451

Deposits:
Noninterest-bearing	$2,063,261	$2,024,290	$2,033,442	$1,871,040	$1,806,908
Interest-bearing	5,932,596	6,066,456	5,532,921	5,698,684	5,825,426
Total deposits	7,995,857	8,090,746	7,566,363	7,569,724	7,632,334
Fed funds purchased and repos	297,669	254,878	604,500	576,672	539,693
Short-term borrowings	78,594	82,023	87,628	98,887	90,156
Long-term FHLB advances	-	-	-	741	2,794
Subordinated notes	49,855	49,847	49,839	49,831	49,823
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
Other liabilities	148,520	150,723	141,784	126,604	129,025
Total liabilities	8,632,351	8,690,073	8,511,970	8,484,315	8,505,681
Common stock	13,496	13,494	13,364	13,359	13,359
Capital surplus	283,023	282,388	266,026	264,750	263,940
Retained earnings	958,322	944,101	932,526	923,891	911,797
Accum other comprehensive
income, net of tax	3,654	1,537	3,121	19,606	3,674
Total shareholders' equity	1,258,495	1,241,520	1,215,037	1,221,606	1,192,770
Total liabilities and equity	$9,890,846	$9,931,593	$9,727,007	$9,705,921	$9,698,451

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION June 30, 2012 ($ in thousands except per share data) (unaudited)

	Quarter Ended					Six Months Ended
INCOME STATEMENTS	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011	6/30/2012	6/30/2011
Interest and fees on loans-FTE	$78,046	$78,718	$82,230	$79,256	$80,202	$156,764	$159,318
Interest on securities-taxable	17,352	18,384	17,362	18,115	20,374	35,736	40,366
Interest on securities-tax exempt-FTE	2,086	2,102	2,133	2,155	2,115	4,188	4,243
Interest on fed funds sold and rev repos	5	6	10	5	7	11	15
Other interest income	336	330	327	329	333	666	665
Total interest income-FTE	97,825	99,540	102,062	99,860	103,031	197,365	204,607
Interest on deposits	6,465	7,353	7,728	8,911	9,936	13,818	19,655
Interest on fed funds pch and repos	142	171	195	216	216	313	554
Other interest expense	1,359	1,414	1,418	1,386	1,420	2,773	2,973
Total interest expense	7,966	8,938	9,341	10,513	11,572	16,904	23,182
Net interest income-FTE	89,859	90,602	92,721	89,347	91,459	180,461	181,425
Provision for loan losses, excluding acquired loans	650	3,293	6,073	7,978	8,116	3,943	15,653
Provision for acquired loan losses	1,672	(194)	624	-	-	1,478	-
Net interest income after provision-FTE	87,537	87,503	86,024	81,369	83,343	175,040	165,772
Service charges on deposit accounts	12,614	12,211	13,269	13,680	12,851	24,825	24,758
Insurance commissions	7,179	6,606	6,076	7,516	6,862	13,785	13,374
Wealth management	5,762	5,501	5,223	5,993	5,760	11,263	11,746
Bank card and other fees	8,179	7,364	7,112	7,033	6,854	15,543	13,329
Mortgage banking, net	11,184	7,295	6,038	9,783	6,269	18,479	10,991
Other, net	(1,150)	3,758	(4,928)	234	7,785	2,608	8,547
Nonint inc-excl sec gains, net	43,768	42,735	32,790	44,239	46,381	86,503	82,745
Security (losses) gains, net	(8)	1,050	(11)	33	51	1,042	58
Total noninterest income	43,760	43,785	32,779	44,272	46,432	87,545	82,803
Salaries and employee benefits	46,959	46,432	45,616	44,701	44,203	93,391	88,239
Services and fees	11,750	10,747	11,323	11,485	10,780	22,497	21,050
Net occupancy-premises	4,954	4,938	5,038	5,093	5,050	9,892	10,123
Equipment expense	5,183	4,912	5,139	5,038	4,856	10,095	10,000
FDIC assessment expense	1,826	1,775	1,484	1,812	1,938	3,601	4,688
ORE/Foreclosure expense	2,388	3,902	2,760	5,616	4,704	6,290	7,917
Other expense	14,899	13,068	11,643	11,736	9,817	27,967	19,349
Total noninterest expense	87,959	85,774	83,003	85,481	81,348	173,733	161,366
Income before income taxes and tax eq adj	43,338	45,514	35,800	40,160	48,427	88,852	87,209
Tax equivalent adjustment	3,411	3,658	3,663	3,667	3,629	7,069	7,220
Income before income taxes	39,927	41,856	32,137	36,493	44,798	81,783	79,989
Income taxes	10,578	11,536	7,879	9,525	13,196	22,114	24,374
Net income available to common shareholders	$29,349	$30,320	$24,258	$26,968	$31,602	$59,669	$55,615

Per common share data
Earnings per share - basic	$0.45	$0.47	$0.38	$0.42	$0.49	$0.92	$0.87

Earnings per share - diluted	$0.45	$0.47	$0.38	$0.42	$0.49	$0.92	$0.87

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.46	$0.46

Weighted average common shares outstanding
Basic	64,771,530	64,297,038	64,122,188	64,119,235	64,072,047	64,534,284	64,011,590

Diluted	64,938,697	64,477,277	64,330,242	64,310,453	64,281,348	64,698,200	64,230,216

Period end common shares outstanding	64,775,694	64,765,581	64,142,498	64,119,235	64,119,235	64,775,694	64,119,235

OTHER FINANCIAL DATA
Return on common equity	9.40%	9.93%	7.87%	8.83%	10.73%	9.66%	9.58%
Return on average tangible common equity	12.74%	13.41%	10.70%	12.04%	14.71%	13.07%	13.21%
Return on equity	9.40%	9.93%	7.87%	8.83%	10.73%	9.66%	9.58%
Return on assets	1.20%	1.25%	1.00%	1.12%	1.32%	1.23%	1.17%
Interest margin - Yield - FTE	4.52%	4.60%	4.71%	4.66%	4.83%	4.56%	4.84%
Interest margin - Cost	0.37%	0.41%	0.43%	0.49%	0.54%	0.39%	0.55%
Net interest margin - FTE	4.15%	4.19%	4.28%	4.17%	4.29%	4.17%	4.29%
Efficiency ratio (1)	66.26%	63.70%	66.13%	63.99%	62.39%	64.99%	62.86%
Full-time equivalent employees	2,598	2,611	2,537	2,542	2,575

COMMON STOCK PERFORMANCE
Market value-Close	$24.48	$24.98	$24.29	$18.15	$23.41
Common book value	$19.43	$19.17	$18.94	$19.05	$18.60
Tangible common book value	$14.64	$14.38	$14.18	$14.28	$13.82

(1) - Excludes nonrecurring income and expense items such as securities gains or losses, bargain purchase gains and one-time acquisition related transaction expenses.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION June 30, 2012 ($ in thousands) (unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011
Nonaccrual loans
Florida	$22,260	$22,174	$23,002	$27,263	$30,752
Mississippi (2)	47,322	48,648	46,746	44,825	47,802
Tennessee (3)	11,171	13,972	15,791	14,575	17,564
Texas	18,927	20,979	24,919	12,915	24,900
Total nonaccrual loans	99,680	105,773	110,458	99,578	121,018
Other real estate
Florida	23,324	26,226	29,963	29,949	33,823
Mississippi (2)	19,511	19,240	19,483	21,027	22,921
Tennessee (3)	18,850	17,665	16,879	17,940	15,760
Texas	11,988	12,611	12,728	20,681	17,495
Total other real estate	73,673	75,742	79,053	89,597	89,999
Total nonperforming assets	$173,353	$181,515	$189,511	$189,175	$211,017

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$1,843	$1,553	$4,230	$3,166	$6,993

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$35,270	$39,496	$39,379	$32,956	$24,708

	Quarter Ended					Six Months Ended
ALLOWANCE FOR LOAN LOSSES (4)	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011	6/30/2012	6/30/2011
Beginning Balance	$90,879	$89,518	$89,463	$86,846	$93,398	$89,518	$93,510
Provision for loan losses	650	3,293	6,073	7,978	8,116	3,943	15,653
Charge-offs	(9,264)	(5,376)	(8,457)	(8,675)	(17,505)	(14,640)	(28,637)
Recoveries	2,544	3,444	2,439	3,314	2,837	5,988	6,320
Net charge-offs	(6,720)	(1,932)	(6,018)	(5,361)	(14,668)	(8,652)	(22,317)
Ending Balance	$84,809	$90,879	$89,518	$89,463	$86,846	$84,809	$86,846

PROVISION FOR LOAN LOSSES (4)
Florida	$(770)	$739	$4,797	$3,046	$5,633	$(31)	$8,657
Mississippi (2)	1,141	4,152	3,783	3,732	1,331	5,293	2,402
Tennessee (3)	839	(29)	(885)	(105)	157	810	1,776
Texas	(560)	(1,569)	(1,622)	1,305	995	(2,129)	2,818
Total provision for loan losses	$650	$3,293	$6,073	$7,978	$8,116	$3,943	$15,653

NET CHARGE-OFFS (4)
Florida	$4,491	$1,495	$2,576	$2,909	$7,880	$5,986	$13,358
Mississippi (2)	1,751	251	2,556	1,988	3,401	2,002	3,811
Tennessee (3)	536	223	773	499	324	759	1,303
Texas	(58)	(37)	113	(35)	3,063	(95)	3,845
Total net charge-offs	$6,720	$1,932	$6,018	$5,361	$14,668	$8,652	$22,317

CREDIT QUALITY RATIOS (1)
Net charge offs/average loans	0.46%	0.13%	0.40%	0.36%	0.97%	0.29%	0.74%
Provision for loan losses/average loans	0.04%	0.22%	0.40%	0.53%	0.54%	0.13%	0.52%
Nonperforming loans/total loans (incl LHFS)	1.68%	1.76%	1.82%	1.66%	2.01%
Nonperforming assets/total loans (incl LHFS)	2.92%	3.02%	3.12%	3.16%	3.50%
Nonperforming assets/total loans (incl LHFS) +ORE	2.88%	2.99%	3.08%	3.11%	3.45%
ALL/total loans (excl LHFS)	1.50%	1.57%	1.53%	1.55%	1.47%
ALL-commercial/total commercial loans	1.81%	1.97%	1.91%	1.94%	1.84%
ALL-consumer/total consumer and home mortgage loans	0.81%	0.75%	0.76%	0.76%	0.76%
ALL/nonperforming loans	85.08%	85.92%	81.04%	89.84%	71.76%
ALL/nonperforming loans -
(excl impaired loans)	186.45%	181.11%	194.19%	248.82%	181.95%

CAPITAL RATIOS
Total equity/total assets	12.72%	12.50%	12.49%	12.59%	12.30%
Common equity/total assets	12.72%	12.50%	12.49%	12.59%	12.30%
Tangible common equity/tangible assets	9.90%	9.68%	9.66%	9.74%	9.43%
Tangible common equity/risk-weighted assets	14.30%	13.89%	13.83%	14.04%	13.51%
Tier 1 leverage ratio	10.63%	10.55%	10.43%	10.38%	10.18%
Tier 1 common risk-based capital ratio	14.36%	13.98%	13.90%	13.84%	13.55%
Tier 1 risk-based capital ratio	15.26%	14.87%	14.81%	14.76%	14.46%
Total risk-based capital ratio	17.12%	16.72%	16.67%	16.78%	16.47%

(1) - Excludes Acquired Loans and Covered Other Real Estate
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes Acquired Loans

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS June 30, 2012 ($ in thousands) (unaudited)

Note 1 – Business Combinations

BancTrust Financial Group, Inc.

On May 29, 2012, Trustmark Corporation (Trustmark) and BancTrust Financial Group, Inc. (BancTrust) announced the signing of a definitive agreement pursuant to which BancTrust will merge into Trustmark.  BancTrust has 49 offices throughout Alabama and the Florida Panhandle with $1.3 billion in loans and $1.8 billion in deposits at March 31, 2012.

Under the terms of the definitive agreement, which was approved unanimously by the Boards of Directors of both companies, holders of BancTrust common stock will receive 0.125 of a share of Trustmark common stock for each share of BancTrust common stock in a tax-free exchange.  Trustmark will issue approximately 2,245,923 shares of its common stock for all issued and outstanding shares of BancTrust common stock.  Based upon a price of $24.66 per share of Trustmark common stock, the transaction is valued at approximately $55.4 million, or $3.08 per share of BancTrust common stock.  Trustmark intends to repurchase the $50.0 million of BancTrust preferred stock and associated warrant issued to the U.S. Department of Treasury under the Capital Purchase Program.

The transaction is expected to close during the fourth quarter of 2012 and is subject to approval by regulatory authorities and BancTrust’s shareholders, as well as certain other customary closing conditions.

Bay Bank & Trust Company

On March 16, 2012, Trustmark National Bank (TNB) completed its merger with Bay Bank & Trust Co. (Bay Bank), a 76-year old financial institution headquartered in Panama City, Florida.  Trustmark acquired all outstanding common stock of Bay Bank for approximately $22 million in cash and stock, comprised of $10 million in cash and the issuance of approximately 510 thousand shares of Trustmark common stock value at $12 million.  This acquisition was accounted for under the acquisition method in accordance with FASB ASC Topic 805, “Business Combinations.”  Accordingly, the assets and liabilities, both tangible and intangible, are recorded at their estimated fair values as of the acquisition date.  The purchase price allocation was deemed preliminary as of March 31, 2012 and was finalized in the second quarter of 2012.

The statement of assets purchased and liabilities assumed in the Bay Bank acquisition is presented below at their estimated fair values as of the acquisition date of March 16, 2012 ($ in thousands):

Assets
Cash and due from banks	$88,154
Securities available for sale	26,369
Acquired noncovered loans	97,914
Premises and equipment, net	9,466
Identifiable intangible assets	7,017
Other real estate	2,569
Other assets	3,471
Total Assets	234,960

Liabilities
Deposits	208,796
Other liabilities	526
Total Liabilities	209,322

Net assets acquired at fair value	25,638
Consideration paid to Bay Bank	22,003

Bargain purchase gain	3,635
Income taxes	-
Bargain purchase gain, net of taxes	$3,635

The bargain purchase gain represents the excess of the net of the estimated fair value of the assets acquired and liabilities assumed over the consideration paid to Bay Bank.  Initially, Trustmark recognized a bargain purchase gain of $2.8 million during the first quarter of 2012 and subsequently increased the bargain purchase gain $881 thousand during the second quarter of 2012 as the fair values associated with the Bay Bank acquisition were finalized.  The gain of $3.6 million recognized by Trustmark is considered a gain from a bargain purchase under FASB ASC Topic 805 and is included in other noninterest income.  Included in noninterest expense during the first quarter of 2012 are non-routine Bay Bank transaction expenses totaling approximately $2.6 million (change in control and severance expense of $672 thousand included in salaries and benefits; contract termination and other expenses of $1.9 million included in other expense).

All loans acquired from Bay Bank, with the exception of revolving credit agreements, were evaluated under a fair value process involving various degrees of deterioration in credit quality since origination, and also for those loans for which it was probable at acquisition that TNB would not be able to collect all contractually required payments.  These loans are referred to as acquired impaired loans and are accounted for in accordance with FASB ASC Topic 310-30, “Loans and Debt Securities Acquired with Deteriorated Credit Quality.”

The operations of Bay Bank are included in TNB’s operating results from March 16, 2012 and added revenue of $5.6 million and net income available to common shareholders of $1.8 million through June 30, 2012.  Such operating results are not necessarily indicative of future operating results.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS June 30, 2012 ($ in thousands) (unaudited)

Note 1 – Business Combinations (continued)

Heritage Banking Group

On April 15, 2011, the Mississippi Department of Banking and Consumer Finance closed the Heritage Banking Group (Heritage), a 90-year old financial institution headquartered in Carthage, Mississippi, and appointed the Federal Deposit Insurance Corporation (FDIC) as receiver.  On the same date, Trustmark National Bank (TNB) entered into a purchase and assumption agreement with the FDIC in which TNB agreed to assume all of the deposits and purchased essentially all of the assets of Heritage.  The FDIC and TNB entered into a loss-share transaction on approximately $151.9 million of Heritage assets, which covers substantially all loans and all other real estate.  Under the loss-share agreement, the FDIC will cover 80% of covered loan and other real estate losses incurred.  Because of the loss protection provided by the FDIC, the risk characteristics of the Heritage loans and other real estate covered by the loss-share agreement are significantly different from those assets not covered by this agreement.  As a result, Trustmark will refer to loans and other real estate subject to the loss-share agreement as “covered” while loans and other real estate that are not subject to the loss-share agreement will be referred to as “noncovered” or “excluding covered.”  The loss-share agreement applicable to single family residential mortgage loans and related foreclosed real estate provides for FDIC loss sharing and TNB’s reimbursement to the FDIC for recoveries of covered losses for ten years from the date on which the loss-share agreement was entered.  The loss-share agreement applicable to commercial loans and related foreclosed real estate provides for FDIC loss sharing for five years from the date on which the loss-share agreement was entered and TNB’s reimbursement to the FDIC for recoveries of covered losses for an additional three years thereafter.

The assets purchased and liabilities assumed for the Heritage acquisition have been accounted for under the acquisition method of accounting (formerly the purchase method).  The assets and liabilities, both tangible and intangible, are recorded at their estimated fair values as of the acquisition date.  The fair value amounts are subject to change for up to one year after the closing date as additional information relating to closing date fair values becomes available.  The amounts are also subject to adjustments based upon final settlement with the FDIC.

The bargain purchase gain from the Heritage acquisition represents the net of the estimated fair value of the assets acquired and liabilities assumed and is influenced significantly by the FDIC-assisted transaction process.  Under the FDIC-assisted transaction process, only certain assets and liabilities are transferred to the acquirer and, depending on the nature and amount of the acquirer's bid, the FDIC may be required to make a cash payment to the acquirer.  The pretax gain of $7.5 million ($4.6 million after tax) recognized by TNB is considered a bargain purchase transaction under FASB ASC Topic 805.  The gain was recognized as other noninterest income in Trustmark’s consolidated statements of income for the three months ended June 30, 2011.

Note 2 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity ($ in thousands):

	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011
SECURITIES AVAILABLE FOR SALE
U.S. Government agency obligations
Issued by U.S. Government agencies	$22	$31	$3	$5	$7
Issued by U.S. Government sponsored agencies	72,923	101,941	64,802	61,870	102,940
Obligations of states and political subdivisions	213,826	208,234	202,827	207,781	186,034
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	22,367	20,064	12,445	14,637	14,990
Issued by FNMA and FHLMC	264,018	286,169	347,932	400,589	413,493
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	1,570,226	1,619,920	1,614,965	1,579,698	1,556,676
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	354,453	330,318	226,019	212,325	124,902
Asset-backed securities / structured financial products	91,293	23,693	-	-	-
Corporate debt securities	3,679	5,294	-	-	-
Total securities available for sale	$2,592,807	$2,595,664	$2,468,993	$2,476,905	$2,399,042

SECURITIES HELD TO MATURITY
Obligations of states and political subdivisions	$38,351	$40,393	$42,619	$43,246	$46,931
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	3,745	4,089	4,538	5,291	5,547
Issued by FNMA and FHLMC	583	586	588	753	753
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	3,000	4,743	7,749	19,534	32,456
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	2,188	2,199	2,211	2,222	2,236
Total securities held to maturity	$47,867	$52,010	$57,705	$71,046	$87,923

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of approximately 90% of the portfolio in U.S. Government agency-backed obligations and other AAA rated securities.  None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of membership in the Federal Home Loan Bank of Dallas and the Federal Reserve Bank, Trustmark does not hold any equity investment in government sponsored entities.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS June 30, 2012 ($ in thousands) (unaudited)

Note 3 – Loan Composition

LHFI BY TYPE (excluding acquired loans)	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011
Loans secured by real estate:
Construction, land development and other land loans	$464,349	$465,486	$474,082	$481,821	$510,867
Secured by 1-4 family residential properties	1,621,865	1,722,357	1,760,930	1,717,366	1,737,744
Secured by nonfarm, nonresidential properties	1,392,293	1,419,902	1,425,774	1,437,573	1,457,328
Other real estate secured	192,376	199,400	204,849	207,984	208,797
Commercial and industrial loans	1,142,282	1,142,813	1,139,365	1,083,753	1,082,127
Consumer loans	196,718	210,713	243,756	268,002	332,032
Other loans	640,665	614,082	608,728	587,213	577,421
LHFI	5,650,548	5,774,753	5,857,484	5,783,712	5,906,316
Allowance for loan losses	(84,809)	(90,879)	(89,518)	(89,463)	(86,846)
Net LHFI	$5,565,739	$5,683,874	$5,767,966	$5,694,249	$5,819,470

ACQUIRED NONCOVERED LOANS BY TYPE	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011
Loans secured by real estate:
Construction, land development and other land loans	$13,154	$14,346	$-	$-	$-
Secured by 1-4 family residential properties	18,954	20,409	-	-	-
Secured by nonfarm, nonresidential properties	53,272	54,954	-	-	-
Other real estate secured	512	695	-	-	-
Commercial and industrial loans	4,822	5,732	-	-	-
Consumer loans	3,153	4,188	-	-	-
Other loans	146	345	-	-	-
Noncovered loans	94,013	100,669	-	-	-
Allowance for loan losses	(62)	(37)	-	-	-
Net noncovered loans	$93,951	$100,632	$-	$-	$-

ACQUIRED COVERED LOANS BY TYPE	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011
Loans secured by real estate:
Construction, land development and other land loans	$3,683	$3,940	$4,209	$4,024	$8,477
Secured by 1-4 family residential properties	27,218	30,221	31,874	32,735	32,124
Secured by nonfarm, nonresidential properties	27,464	30,737	30,889	33,601	35,846
Other real estate secured	4,580	5,087	5,126	5,294	5,363
Commercial and industrial loans	1,382	2,768	2,971	1,772	5,570
Consumer loans	205	206	290	158	163
Other loans	1,483	1,460	1,445	1,480	1,015
Covered loans	66,015	74,419	76,804	79,064	88,558
Allowance for loan losses	(1,464)	(736)	(502)	-	-
Net covered loans	$64,551	$73,683	$76,302	$79,064	$88,558

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS June 30, 2012 ($ in thousands) (unaudited)

Note 3 – Loan Composition (continued)
	June 30, 2012
LHFI - COMPOSITION BY REGION (1)	Total	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$464,349	$89,082	$224,822	$32,692	$117,753
Secured by 1-4 family residential properties	1,621,865	56,097	1,395,357	141,644	28,767
Secured by nonfarm, nonresidential properties	1,392,293	152,491	749,681	164,270	325,851
Other real estate secured	192,376	8,815	136,719	5,020	41,822
Commercial and industrial loans	1,142,282	14,630	775,678	81,314	270,660
Consumer loans	196,718	1,374	170,972	19,934	4,438
Other loans	640,665	25,165	543,222	21,910	50,368
Loans	$5,650,548	$347,654	$3,996,451	$466,784	$839,659

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION (1)
Lots	$58,972	$35,499	$17,311	$1,617	$4,545
Development	103,956	9,036	55,825	5,974	33,121
Unimproved land	154,849	42,335	68,518	16,763	27,233
1-4 family construction	74,250	1,933	57,212	2,369	12,736
Other construction	72,322	279	25,956	5,969	40,118
Construction, land development and other land loans	$464,349	$89,082	$224,822	$32,692	$117,753

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION (1)
Income producing:
Retail	$158,044	$41,004	$63,709	$23,310	$30,021
Office	137,786	37,259	68,996	9,772	21,759
Nursing homes/assisted living	92,772	-	83,302	4,238	5,232
Hotel/motel	82,176	8,593	28,754	17,442	27,387
Industrial	52,954	8,677	13,521	269	30,487
Health care	16,620	-	10,735	149	5,736
Convenience stores	9,393	196	4,461	1,468	3,268
Other	137,788	15,667	70,850	6,606	44,665
Total income producing loans	687,533	111,396	344,328	63,254	168,555

Owner-occupied:
Office	116,381	16,116	68,697	6,872	24,696
Churches	87,073	2,066	51,605	28,325	5,077
Industrial warehouses	94,212	2,375	51,604	325	39,908
Health care	95,299	10,469	50,794	16,461	17,575
Convenience stores	60,977	1,452	37,375	5,199	16,951
Retail	38,809	4,259	26,205	1,736	6,609
Restaurants	34,682	594	26,038	6,687	1,363
Auto dealerships	20,269	499	17,829	1,874	67
Other	157,058	3,265	75,206	33,537	45,050
Total owner-occupied loans	704,760	41,095	405,353	101,016	157,296

Loans secured by nonfarm, nonresidential properties	$1,392,293	$152,491	$749,681	$164,270	$325,851

(1) Excludes acquired loans.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS June 30, 2012 ($ in thousands) (unaudited)

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Six Months Ended
	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011	6/30/2012	6/30/2011
Securities – Taxable	2.94%	3.13%	3.02%	3.26%	3.69%	3.04%	3.73%
Securities – Nontaxable	4.49%	4.63%	4.53%	4.39%	4.79%	4.56%	4.90%
Securities – Total	3.06%	3.24%	3.13%	3.35%	3.77%	3.15%	3.82%
Loans	5.14%	5.18%	5.37%	5.18%	5.25%	5.16%	5.25%
FF Sold & Rev Repo	0.38%	0.25%	0.38%	0.34%	0.41%	0.30%	0.40%
Other Earning Assets	4.56%	3.89%	3.72%	4.04%	4.17%	4.20%	3.36%
Total Earning Assets	4.52%	4.60%	4.71%	4.66%	4.83%	4.56%	4.84%

Interest-bearing Deposits	0.43%	0.50%	0.54%	0.61%	0.66%	0.47%	0.68%
FF Pch & Repo	0.20%	0.16%	0.15%	0.19%	0.22%	0.18%	0.21%
Other Borrowings	2.85%	2.89%	2.22%	2.75%	2.76%	2.87%	2.10%
Total Interest-bearing Liabilities	0.50%	0.55%	0.58%	0.65%	0.70%	0.52%	0.71%

Net interest margin	4.15%	4.19%	4.28%	4.17%	4.29%	4.17%	4.29%

The net interest margin for the second quarter of 2012 totaled 4.15% compared to a net interest margin in the prior quarter of 4.19% resulting in a decrease of four basis points.  The decrease is mostly due to the downward repricing of loans and securities, partially offset by improvements in the accreted yield of acquired covered loans and modest declines in the cost of interest-bearing deposits.

Note 5 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of MSR attributable to interest rates. These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting.  Changes in the fair value of these exchange-traded derivative instruments are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of MSR.  The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the changes in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions.  The impact of this strategy resulted in a net positive ineffectiveness of $172 thousand and $1.7 million for the quarters ended June 30, 2012 and 2011, respectively.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Six Months Ended
	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011	6/30/2012	6/30/2011
Mortgage servicing income, net	$3,891	$3,886	$3,725	$3,738	$3,713	$7,777	$7,327
Change in fair value-MSR from runoff	(2,320)	(2,106)	(2,122)	(2,039)	(1,455)	(4,426)	(2,746)
Gain on sales of loans, net	6,302	6,469	4,633	2,366	1,852	12,771	4,953
Other, net	3,139	64	133	2,926	448	3,203	(517)
Mortgage banking income before hedge ineffectiveness	11,012	8,313	6,369	6,991	4,558	19,325	9,017
Change in fair value-MSR from market changes	(5,926)	248	(2,842)	(7,614)	(4,931)	(5,678)	(4,674)
Change in fair value of derivatives	6,098	(1,266)	2,511	10,406	6,642	4,832	6,648
Net positive (negative) hedge ineffectiveness	172	(1,018)	(331)	2,792	1,711	(846)	1,974
Mortgage banking, net	$11,184	$7,295	$6,038	$9,783	$6,269	$18,479	$10,991

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS June 30, 2012 ($ in thousands) (unaudited)

Note 6 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Six Months Ended
	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011	6/30/2012	6/30/2011
Partnership amortization for tax credit purposes	$(1,491)	$(1,422)	$(2,690)	$(1,417)	$(1,137)	$(2,913)	$(2,259)
Bargain purchase gain on acquisition	881	2,754	-	-	7,456	3,635	7,456
Decrease in FDIC indemnification asset	(2,289)	(81)	(4,157)	-	-	(2,370)	-
Other miscellaneous income	1,749	2,507	1,919	1,651	1,466	4,256	3,350
Total other, net	$(1,150)	$3,758	$(4,928)	$234	$7,785	$2,608	$8,547

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low income housing tax credits or historical tax credits).  These investments are recorded based on the equity method of accounting, which requires the equity in partnership losses to be recognized when incurred and are recorded as a reduction in other income.  The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

As previously mentioned in Note 1 – Business Combinations, during the second quarter of 2012, the bargain purchase gain for Bay Bank was increased $881 thousand from $2.8 million that was recorded during the first quarter of 2012, as the fair values associated with the Bay Bank acquisition were finalized.  In addition, during the second quarter of 2012, other noninterest income included a write-down of the FDIC indemnification asset of $2.3 million on acquired covered loans obtained from Heritage as a result of loan payoffs and improved cash flow projections and lower loss expectations for loan pools.

Other noninterest expense consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Six Months Ended
	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011	6/30/2012	6/30/2011
Loan expense	$8,299	$5,525	$5,788	$4,632	$4,139	$13,824	$7,812
Non-routine transaction expenses on acquisition	-	1,917	-	-	-	1,917	-
Amortization of intangibles	1,028	710	799	792	783	1,738	1,538
Other miscellaneous expense	5,572	4,916	5,056	6,312	4,895	10,488	9,999
Total other expense	$14,899	$13,068	$11,643	$11,736	$9,817	$27,967	$19,349

During the second quarter of 2012, Trustmark updated its quarterly analysis of mortgage loan repurchase exposure.  This analysis, along with recent trends of increased mortgage loan repurchase activity in the mortgage industry, resulted in Trustmark providing an additional reserve of approximately $4.0 million in the second quarter.  At June 30, 2012, the reserve for mortgage loan repurchases totaled $9.2 million.  Notwithstanding significant changes in future behaviors and the demand patterns of investors, Trustmark believes that it is appropriately reserved for potential mortgage loan repurchase requests.

Note 7 – Non-GAAP Financial Measures

In addition to capital ratios defined by generally accepted accounting principles (GAAP) and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations. Also there may be limits in the usefulness of these measures to investors. As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure. The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS June 30, 2012 ($ in thousands) (unaudited)

Note 7 - Non-GAAP Financial Measures (continued)
			Quarter Ended					Six Months Ended
			6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011	6/30/2012	6/30/2011
	TANGIBLE COMMON EQUITY
	AVERAGE BALANCES
	Total shareholders' common equity		$1,255,716	$1,228,502	$1,223,101	$1,211,434	$1,181,776	$1,242,109	$1,170,897
Less:	Goodwill		(291,104)	(291,104)	(291,104)	(291,104)	(291,104)	(291,104)	(291,104)
	Identifiable intangible assets		(17,762)	(14,703)	(14,550)	(15,343)	(15,976)	(16,233)	(15,989)
	Total average tangible common equity		$946,850	$922,695	$917,447	$904,987	$874,696	$934,772	$863,804

	PERIOD END BALANCES
	Total shareholders' common equity		$1,258,495	$1,241,520	$1,215,037	$1,221,606	$1,192,770
Less:	Goodwill		(291,104)	(291,104)	(291,104)	(291,104)	(291,104)
	Identifiable intangible assets		(19,356)	(18,821)	(14,076)	(14,861)	(15,651)
	Total tangible common equity	(a)	$948,035	$931,595	$909,857	$915,641	$886,015

	TANGIBLE ASSETS
	Total assets		$9,890,846	$9,931,593	$9,727,007	$9,705,291	$9,698,451
Less:	Goodwill		(291,104)	(291,104)	(291,104)	(291,104)	(291,104)
	Identifiable intangible assets		(19,356)	(18,821)	(14,076)	(14,861)	(15,651)
	Total tangible assets	(b)	$9,580,386	$9,621,668	$9,421,827	$9,399,326	$9,391,696

	Risk-weighted assets	(c)	$6,631,887	$6,707,026	$6,576,953	$6,522,468	$6,556,690

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
	Net income available to common shareholders		$29,349	$30,320	$24,258	$26,968	$31,602	$59,669	$55,615
Plus:	Intangible amortization net of tax		635	438	493	489	483	1,073	963
	Net income adjusted for intangible amortization		$29,984	$30,758	$24,751	$27,457	$32,085	$60,742	$56,578

	Period end common shares outstanding	(d)	64,775,694	64,765,581	64,142,498	64,119,235	64,119,235

TANGIBLE COMMON EQUITY MEASUREMENTS
	Return on average tangible common equity 1		12.74%	13.41%	10.70%	12.04%	14.71%	13.07%	13.21%
	Tangible common equity/tangible assets	(a)/(b)	9.90%	9.68%	9.66%	9.74%	9.43%
	Tangible common equity/risk-weighted assets	(a)/(c)	14.30%	13.89%	13.83%	14.04%	13.51%
	Tangible common book value	(a)/(d)*1,000	$14.64	$14.38	$14.18	$14.28	$13.82

TIER 1 COMMON RISK-BASED CAPITAL
	Total shareholders' equity		$1,258,495	$1,241,520	$1,215,037	$1,221,606	$1,192,770
	Eliminate qualifying AOCI		(3,654)	(1,537)	(3,121)	(19,606)	(3,674)
	Qualifying tier 1 capital		60,000	60,000	60,000	60,000	60,000
	Disallowed goodwill		(291,104)	(291,104)	(291,104)	(291,104)	(291,104)
Adj to goodwill allowed for deferred taxes			12,330	11,978	11,625	11,273	10,920
	Other disallowed intangibles		(19,356)	(18,821)	(14,076)	(14,861)	(15,651)
	Disallowed servicing intangible		(4,358)	(4,589)	(4,327)	(4,366)	(5,011)
	Total tier 1 capital		$1,012,353	$997,447	$974,034	$962,942	$948,250
Less:	Qualifying tier 1 capital		(60,000)	(60,000)	(60,000)	(60,000)	(60,000)
	Total tier 1 common capital	(e)	$952,353	$937,447	$914,034	$902,942	$888,250

	Tier 1 common risk-based capital ratio	(e)/(c)	14.36%	13.98%	13.90%	13.84%	13.55%

1 Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible common equity